Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds II: John Hancock Diversified Strategies Fund, John Hancock Fundamental All Cap Core Fund, John Hancock Fundamental Large Cap Core Fund, John Hancock Large Cap Value Fund, John Hancock Short Duration Credit Opportunities Fund, John Hancock Technical Opportunities Fund, John Hancock Absolute Return Currency Fund, John Hancock Global Absolute Return Strategies Fund, and John Hancock Global Income Fund of our reports dated September 22, 2015 relating to the financial statements and financial highlights included in the July 31, 2015 Annual Report to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 23, 2015